UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 30, 2021, Sanara MedTech Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 5,249,172 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The matter submitted for a vote and the related results are set forth below. A more detailed description of the proposal was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2021, as supplemented by the Company’s Proxy Statement Supplement filed with the SEC on September 13, 2021.

Proposal 1: Election of (i) Ronald T. Nixon, (ii) J. Michael Carmena, (iii) Robert A. DeSutter, (iv) Sara N. Ortwein, (v) Ann Beal Salamone, (vi) James W. Stuckert and (vii) Kenneth E. Thorpe to the Company’s Board of Directors, each to serve for a one-year term until the annual meeting of shareholders to be held in 2022 or until his or her successor is elected and qualified.

Nominee	Votes Cast For	Votes Withheld
Ronald T. Nixon	5,248,772	400
J. Michael Carmena	5,246,472	2,700
Robert A. DeSutter	5,226,455	22,717
Sara N. Ortwein	5,246,180	2,992
Ann Beal Salamone	5,246,380	2,792
James W. Stuckert	5,225,820	23,352
Kenneth E. Thorpe	5,226,483	22,689

The proposal described above was acted upon by the Company’s shareholders at the Annual Meeting and received a sufficient number of votes to be approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date: September 30, 2021	By:	/s/ Michael D. McNeil
	Name:	Michael D. McNeil
	Title:	Chief Financial Officer

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